Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Roadzen Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares	457(o)	-	-		-	-	-
	Equity	Preference Shares	457(o)	-	-		-	-	-
	Equity	Warrants	457(o)	-	-		-	-	-
	Equity	Subscription Rights	457(o)	-	-		-	-	-
	Equity	Debt Securities	457(o)	-	-		-	-	-
	Equity	Units	457(o)	-	-		-	-	-
	Equity	Total	457(o)	$100,000,000		(3)	$100,000,000	$0.00015310	$15,310.00

		Total Offering Amounts					$100,000,000	$0.00015310	$15,310.00
		Total Fees Offsets							$2,952.00
		Net Fee Due							$12,358.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities issuable by reason of any security dividend, security split, recapitalization or other similar transaction.

(2)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of ordinary shares, preference shares, warrants, subscription rights, debt securities and/or units.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum offering price. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Roadzen Inc.	S-1	333-278706	(1)	4/16/2024		$2,952.00	Equity	Ordinary Shares	-	$20,000,000

Fee Offset Sources	Roadzen Inc.	S-1	333-278706	(1)		4/16/2024						$2,952.00

(1)	On April 16, 2024, the Registrant filed a Registration Statement on Form S-1 (File No. 333-278706) (the “Prior S-1”) and paid a registration fee of $2,952.00. The Prior S-1 has been withdrawn by the Registrant, effective as of May 9, 2024. The Prior S-1 was not declared effective, and no securities were sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee for this Registration Statement against the fees previously paid in connection with the Prior S-1.